Exhibit 10.1

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This Second Amendment to Third Amended and Restated Credit Agreement (this “Amendment”) is made as of November 5, 2019, by and among CERNER CORPORATION, a Delaware corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, COMMERCE BANK, a Missouri banking corporation, and BANK OF AMERICA, N.A., a national banking association, and PNC BANK, NATIONAL ASSOCIATION, a national banking association (each a “Bank” and, collectively, the “Banks”); BANK OF AMERICA, N.A., a national banking association, as Joint Lead Arranger, Joint Bookrunner, an Issuing Bank and Documentation Agent (in such capacity, the “Documentation Agent”); and U.S. BANK NATIONAL ASSOCIATION, as agent for the Banks hereunder (in such capacity, the “Administrative Agent” or “Agent”), Joint Lead Arranger, an Issuing Bank, and Joint Bookrunner. Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.
Preliminary Statements
(a)The Banks and the Borrower are parties to the Third Amended and Restated Credit Agreement dated as of October 30, 2015, as amended by First Amendment to Third Amended and Restated Credit Agreement dated as of May 6, 2019 (as so amended and as the same may be further amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).
(b)Pursuant to Section 2.1 of the Credit Agreement, the Borrower has exercised its right to increase the total amount of the credit facility in the aggregate amount of $300,000,000.
(c)By Augmenting Bank Supplement dated as of the date of this Amendment, PNC Bank, National Association has agreed to become a party to the Credit Agreement as a Bank Party thereto.
(d)The Borrower has additionally requested certain modifications to the terms of the Credit Agreement as set forth in this Amendment.
(e)The Banks are willing to agree to the requested modifications, subject, however, to the terms, conditions and agreements set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Modification to Section 1.1 - Defined Terms. The following modifications are hereby made to Section 1.1 of the Credit Agreement:
(a)The definition of “Bank Parties” and “Bank” are each hereby modified to include a reference to PNC Bank, National Association in its capacity as a Bank Party and Bank, respectively.
(b)The following is hereby added to the end of the definition of “Lien”:
“For the avoidance of doubt, “Lien” does not include any stockholder agreements, voting trust agreements or similar arrangements entered into in connection with investments by the Borrower or its Subsidiaries.”
2.Amendment to Section 2.1(a) (Revolving Credit Loans). The second paragraph of Section 2.1(a) is hereby deleted and is replaced with the following:
Notwithstanding anything herein to the contrary, on or after the Closing Date, the Borrower may increase the total amount of this credit facility, as such amount is provided in the immediately preceding paragraph, in an aggregate principal amount of up to $200,000,000 (for a total credit facility in an aggregate principal amount of up to $1,200,000,000) subject to the arrangement of additional commitments with financial institutions acceptable to the Borrower and the Administrative Agent; provided that in each case (1) no Bank will be required to increase its Revolving Credit Loan Commitment, (2) the Administrative Agent shall have no responsibility to arrange any such additional commitments unless the Administrative Agent shall consent to such undertaking in a prior writing; and in any event, the Administrative Agent’s responsibility to arrange any additional commitments shall be subject to such conditions, including, but not limited to, fee arrangements, as the Administrative Agent may provide in connection therewith, (3) there is no continuing Default or Event of Default, and (4) the conditions to making a borrowing, as provided in Section 4.1 below, are satisfied.
3.Additions to Article V (Representations and Warranties). The following are hereby added as new Section 5.21 and Section 5.22 to the Credit Agreement:
5.21    The information included in the Beneficial Ownership Certification most recently provided to each Bank, if applicable, is true and correct in all respects.
5.22     Neither Borrower nor any Guarantor is a Covered Entity.
4.Addition of Section 6.1(k) (Information). The following is hereby added as new Section 6.1(k) to the Credit Agreement:
(k)    promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
5.Amendment to Section 6.7 (Conduct of Business). Section 6.7 of the Credit Agreement is deleted and is replaced with the following:

6.7
Conduct of Business. The Borrower will, and will cause each Significant Subsidiary to do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business, in each jurisdiction in which its business is conducted; provided, however, that the foregoing obligations shall not apply if a Significant Subsidiary is consolidated or merged with any other Person as permitted by this Agreement or if all or substantially all of its assets are sold, leased, assigned, transferred or otherwise disposed of to any other Person as permitted by this Agreement.

6.Amendment to Section 6.9(a) (Mergers, Sale of Assets, Etc). Section 6.9(a) of the Credit Agreement is deleted and is replaced with the following:
(a)sales, leases, licenses, assignments, transfers or other dispositions of assets for cash consideration at the time of such disposition, but only so long as the aggregate net book value of the assets so disposed of, in one transaction or a series of related transactions during any fiscal year does not exceed in the aggregate 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year;
7.Amendment to Section 6.12 (Affiliates). Section 6.12 of the Credit Agreement is deleted and is replaced with the following:
6.12    Affiliates. The Borrower will not, and will not permit any Significant Subsidiary to, enter into any material transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business or as permitted by any other provision of this Agreement and pursuant to the reasonable requirements of the Borrower’s or such Significant Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Significant Subsidiary than the Borrower or such Significant Subsidiary would obtain in a comparable arms-length transaction.
8.Amendment to Section 7(d) (Defaults). Section 7(d) of the Credit Agreement is deleted and is replaced with the following:
(d) The Borrower shall fail to keep, observe or perform any of its obligations under Sections 6.1(a), 6.1(b), 6.1(c), 6.1(g), 6.1(h), 6.3(a)(i), 6.3(b), 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10 or Section 6.14 of this Agreement; or
9.Amendment to Section 7(f) (Defaults). Section 7(f) of the Credit Agreement is deleted and is replaced with the following:
(f)the Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness (other than Indebtedness to the Banks or Indebtedness to any Affiliate) aggregating $50,000,000 or more, or any other event specified in any note, agreement, indenture, or other document evidencing or relating to such Indebtedness shall occur, if the effect of such event is to cause, or to give the holder (or any agent or trustee on behalf of such holder) of such Indebtedness the right to cause, such Indebtedness to become due prior to its stated maturity; or
10.Amendment to Section 7(k) (Defaults). Section 7(k) of the Credit Agreement is deleted and is replaced with the following:
(k) a final judgment or judgments for the payment of money in excess of $200,000,000 in the aggregate commencing from the date of this Amendment until the Revolving Termination Date shall be rendered by a court or courts against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; provided, however, that any such judgment or order shall not be an Event of Default under this Section 7(k) if and for so long as and to the extent that the amount of such judgment or order is covered (subject to standard deductibles) by a valid and binding policy of insurance between the defendant and the insurer or insurers covering payment thereof and such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, such judgment or order, or
11.Addition to Article IX (Miscellaneous). The following is hereby added as new Section 9.21 to the Credit Agreement:
9.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such

Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 9.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
12.New Exhibit A (Bank and Commitment Amounts). Exhibit A attached to the Credit Agreement is hereby deleted and is replaced with Exhibit A attached to this Amendment.
13.New Schedule 1.1 (Existing Liens) and New Schedule 5.12 (Subsidiaries). Schedule 1.1 and Schedule 5.12 attached to the Credit Agreement are each hereby deleted and are replaced with Schedule 1.1 and Schedule 5.12 attached to this Amendment.
14.Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Administrative Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Administrative Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.
15.Conditions Precedent to Amendment. Except to the extent waived in a writing signed by the Administrative Agent and delivered to the Borrower, the Administrative Agent and the Banks shall have no duties under this Amendment until the Administrative Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)Amendment. This Amendment;
(b)Note. A Revolving Credit Note executed by Borrower in favor of PNC Bank, National Association;
(c)Secretary’s Certificate. A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Administrative Agent that, among other things, (i) attached thereto as an exhibit is a true and correct copy of the resolutions of the board of directors of the Borrower authorizing the Borrower to enter into the transactions described in this Amendment and the execution, delivery and performance by the Borrower of any documents related to this Amendment, (ii)  the articles of incorporation and by-laws of the Borrower as filed with the Securities and Exchange Commission are in full force and effect and have not been amended or otherwise modified or revoked, and (iii) attached thereto as exhibits are certificates of good standing, each of recent date, from the Secretary of State of Delaware and the Secretary of State of Missouri, certifying the good standing and authority of the Borrower in such states as of such dates; and
(d)KYC Information. (i) Upon the reasonable request of any Bank, the Borrower shall have provided to such Bank, and such Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act; and (ii) if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and is not otherwise exempt or excluded from the obligation to provide a Beneficial Ownership Certificate under the Beneficial Ownership Regulation, Borrower shall have provided, to each Bank that so requests, a Beneficial Ownership Certification.
(e)Other Documents. Such other documents as the Administrative Agent may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.
16.No Other Amendments; No Waiver of Default. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms. By entering into this Amendment, the Administrative Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.
17.Expenses. The Borrower agrees to pay and reimburse the Administrative Agent and/or the Banks for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Administrative Agent and the Banks.
18.Counterparts; Electronic Transmission. This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.
19.Mo. Rev. Stat. Section 432.047 Statement. The following statement is given pursuant to Mo. Rev. Stat. Section 432.047: NO ORAL AGREEMENTS; FINAL WRITTEN AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (THE BORROWER) AND US (THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE LEAD ARRANGER, THE ISSUING BANK AND THE BANKS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN US, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

20.Governing Law. This Amendment shall be governed by the same law that governs the Credit Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

CERNER CORPORATION,
the Borrower

By: /s/ Marc G. Naughton
Name: Marc G Naughton
Title: Chief Financial Officer and Executive Vice-President

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent, Joint Lead Arranger, Joint Bookrunner, an Issuing Bank and a Bank

By: /s/ Shelly Ungles
    Shelly Ungles
Vice President

COMMERCE BANK,
as a Bank

By: /s/ Jeffrey M. Turner
Name: Jeffrey M. Turner
Title: Senior Vice President

BANK OF AMERICA, N.A.,
as Documentation Agent, Joint Lead Arranger, Joint Bookrunner, an Issuing Bank and a Bank

By: /s/ Alok Jain
Name: Alok Jain
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Bank

By: /s/ Kyle Myers
Kyle Myers
Senior Vice President

EXHIBIT A

(Banks and Commitments)

Bank	Revolving Credit Loan Commitment Amount	Letter of Credit Commitment Amount*	Bank’s Total Commitment Amount
U.S. Bank National Association	$312,500,000	$31,250,000	$312,500,000
Bank of America, N.A.	$312,500,000	$31,250,000	$312,500,000
Commerce Bank	$75,000,000	$7,500,000	$75,000,000
PNC Bank	$300,000,000	$30,000,000	$300,000,000
TOTALS:	$1,000,000,000	$100,000,000	$1,000,000,000

*    As more particularly described in the Agreement, the Letter of Credit Commitments is a subcommitment under the Revolving Credit Loan Commitments. Accordingly, extensions of credit under the Letter of Credit Commitments act to reduce, on a dollar-for-dollar basis, the amount of credit otherwise available under the Revolving Credit Loan Commitments.

[Schedule 1.1 Existing Liens and Schedule 5.12 Subsidiaries have been omitted because they are not material to an investment decision. Cerner Corporation will furnish supplementally a copy of these Schedules to the Commission upon request.]

AUGMENTING BANK SUPPLEMENT
AUGMENTING BANK SUPPLEMENT, dated November 5, 2019 (this “Supplement”), to the Third Amended and Restated Credit Agreement, dated as of October 30, 2015, as amended by First Amendment to Third Amended and Restated Credit Agreement dated as of May 6, 2019 (as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cerner Corporation (the “Borrower”), the Banks party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.1 thereof that the Borrower may increase the total amount of the credit facility, subject to the terms set forth in such section; and
WHEREAS, the Borrower has exercised its right to so increase the credit facility; and
WHEREAS, the undersigned Augmenting Bank was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.The undersigned Augmenting Bank agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Bank for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Credit Loan Commitment with respect to Revolving Credit Loans of $300,000,000.00.
2.The undersigned Augmenting Bank (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.
3.The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
PNC BANK, NATIONAL ASSOCIATION
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Kyle Myers, Senior Vice President

4.The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5.Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6.This Supplement shall be governed by, and construed in accordance with, the laws of the State of Missouri.
7.This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
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IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Kyle Myers
Kyle Myers
Senior Vice President

Accepted and agreed to as of the date first written above:

CERNER CORPORATION

By: /s/ Marc G. Naughton
Name:     Marc G. Naughton
Title:     CFO

Acknowledged as of the date first written above:

U.S. BANK NATIONAL ASSOCIATION
as Administrative Agent

By: /s/ Shelly Ungles
Name:     Shelly Ungles
Title: Vice President